UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2007

Hudson Highland Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-50129	59-3547281
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

560 Lexington Avenue, New York, New York 10022

(Address of principal executive offices, including zip code)

(212) 351-7300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Effective October 29, 2007, Hudson Trade and Industrial Services Pty Limited, Hudson Trade and Industrial Solutions Pty Limited and Hudson Global Resources (Aust) Pty Limited (collectively, “Hudson Australia”), subsidiaries of Hudson Highland Group, Inc. (the “Company”), completed the sale (the “T&I Sale”) of its Australian blue-collar trade and industrial business (“Trade and Industrial” or “T&I”) to Skilled Group Limited (“Skilled”). The T&I Sale was pursuant to a Purchase Agreement (the “Agreement”), dated October 2, 2007, among the Company, Hudson Australia and Skilled. At the closing of the Sale, the Company received approximately $3 million in cash from Skilled, which is subject to adjustment post-closing for the amount of certain employee entitlements as set forth in the Agreement. Hudson Australia will retain approximately $4 million in net assets, primarily receivables, of T&I. The estimated gain before income taxes on the Sale is expected to be approximately $2 million and includes expenses for lease abandonment, professional fees and severance of approximately $1 million.

The Agreement contains customary representations and indemnification obligations of Hudson Australia and generally provides that Hudson Australia will retain those liabilities of T&I that are not reflected on the balance sheet. A copy of the Agreement is filed herewith as Exhibit 2.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Pro forma financial information.

The pro forma financial information required to be filed pursuant to Item 9.01(b) of Form 8-K is attached hereto as Exhibit 99.1 and incorporated herein by reference.

(c)	Not applicable.

(d)	Exhibits. The following exhibits are being filed herewith:

2.1	Business Acquisition Agreement, dated as of October 2, 2007, among Hudson Trade and Industrial Services Pty Limited, Hudson Trade and Industrial Solutions Pty Limited, Hudson Global Resources (Aust) Pty Limited and Skilled Group Limited. [Certain schedules and exhibits to this document are not being filed herewith. Hudson Highland Group, Inc. agrees to furnish supplementally a copy of any such schedule or exhibit to the Securities and Exchange Commission upon request.] (incorporated by reference to Exhibit 10.1 to Hudson Highland Group, Inc.’s Form 8-K dated October 2, 2007 (file No. 0-50129))

99.1	Unaudited pro forma financial information of Hudson Highland Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON HIGHLAND GROUP, INC.

Date: November 1, 2007	By:	/s/ MARY JANE RAYMOND
Mary Jane Raymond
Executive Vice President and Chief Financial Officer

HUDSON HIGHLAND GROUP, INC.

Exhibit Index to Current Report on Form 8-K

Exhibit Number
2.1	Business Acquisition Agreement, dated as of October 2, 2007, among Hudson Trade and Industrial Services Pty Limited, Hudson Trade and Industrial Solutions Pty Limited, Hudson Global Resources (Aust) Pty Limited and Skilled Group Limited. [Certain schedules and exhibits to this document are not being filed herewith. Hudson Highland Group, Inc. agrees to furnish supplementally a copy of any such schedule or exhibit to the Securities and Exchange Commission upon request.] (incorporated by reference to Exhibit 10.1 to Hudson Highland Group, Inc.’s Form 8-K dated October 2, 2007 (file No. 0-50129))

99.1	Unaudited pro forma financial information of Hudson Highland Group, Inc.